UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 22, 2009

GREAT SOUTHERN BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 887-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operation and Financial Condition

    On January 22, 2009, the Registrant issued a press release announcing its preliminary earnings for the quarter and year ended December 31, 2008.  As issued, the press release incorrectly reflected the Registrant's provision for income taxes during the three months ended December 31, 2008 as $1,399,000 instead of $1,599,000.  This caused the Registrant's preliminary net income and other related operating results for that period to be incorrectly reported by corresponding amounts, and reduced preliminary earnings per common share from $.26 to $.25.  The preliminary results for the year ended December 31, 2008 were correctly stated.  The press release attached as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference reflects the corrections to the income tax provision amount and other operating results for the three months ended December 31, 2008.

Item 9.01  Financial Statements and Exhibits

    (d)    Exhibits

            99.1    Press release dated January 22, 2009

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date January 28, 2009	By:	/s/ Joseph W. Turner
Joseph W. Turner
President and Chief Executive Officer